Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-197578, No. 333-182819, No. 333-59856 and No. 333-04893) pertaining to the Amended and Restated 2012 Incentive Compensation Plan, the 2000 stock option plan and the 1995 stock option plan and Registration Statement on Form S-3 (No. 333-227051) of our report dated March 12, 2019, on the consolidated financial statements of Wireless Telecom Group, Inc. as of and for the years ended December 31, 2018 and 2017.

/s/ PKF O’Connor Davies, LLP

March 12, 2019
New York, NY

70